                                                            Exhibit (g)(2)

                    RULE 17f-5 DELEGATION AGREEMENT

    By its execution of this Delegation Agreement by and between IVY  FUND
(the    Fund),  a  management   investment  company  registered  with   the
Securities and Exchange Commission (the   Commission) under the  Investment
Company Act of 1940, as amended (the   1940 Act), and UMB BANK,  N. A. (the
Custodian), the Fund  hereby directs the  Custodian to appoint  Citibank,
N.A. as  the  Approved  Foreign Custody  Manager  under  the terms  of  the
Custodian Agreement between the Fund and the Custodian (the   Delegate)  to
perform certain functions with respect to the custody of the Fund's  Assets
(as defined in Section 13 of this Delegation Agreement) outside the  United
States of America.

     WHEREAS, the Delegate has previously agreed to provide global  custody services to the Custodian on behalf  of the Fund through a Foreign  Custody
Manager Delegation Agreement dated ______________, as amended from time  to time; and

     WHEREAS,  the  Commission  amended  Rule  17f-5  under  the  1940  Act
concerning  arrangements  for  the   custody  of  the  foreign  assets   of
registered investment companies; and

     WHEREAS,  this  Delegation  Agreement  supersedes  the  prior  Foreign
Custody Manager Delegation  Agreement between the  Custodian, on behalf  of the Fund, and the Delegate dated _______;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and Custodian agree as follows.
Capitalized terms shall have the meaning indicated in Section 13 of this
Delegation Agreement unless otherwise indicated.

1.   Maintenance of  Fund's Assets  Abroad. The  Fund,  acting through  its
Board of  Trustees (the   Board),  or its  duly authorized  representative,
hereby instructs the Custodian to  enter into a written agreement with  the
Delegate to place and maintain the Fund's Assets outside the United  States in  accordance  with  instructions  received  from  the  Fund's  investment adviser. (An  investment  adviser  may  include any  duly  authorized  sub-
adviser  to  the  Fund.)    Such  instruction  shall  represent  a   Proper
Instruction under the  terms of  the Custodian Agreement  between the  Fund and the Custodian  dated January  21, 2003, as  amended from  time to  time
(the   Custodian Agreement). The Fund acknowledges that: (a) the  Custodian shall direct the Delegate  to perform services hereunder only with  respect to the  countries where  the Delegate  provides custodial  services to  the
Fund as  set  forth  in  Schedule  A  to  this  Delegation  Agreement;  (b)
depending on conditions  in the particular  country, advance notice may  be required before  the Delegate,  upon the  Custodian's  direction, shall  be able to  perform  its duties  in  or with  respect  to such  country  (such advance notice  to  be  reasonable  in  light of  the  specific  facts  and circumstances attendant to performance of duties in such country); and  (c)
nothing in this Delegation Agreement shall require the Custodian to  direct the Delegate to  provide delegated  or custodial services  in any  country, and there  may from  time to  time be countries  as to  which the  Delegate determines it will not provide delegation services.

2.   Delegation. Pursuant to  the provisions of  Rule 17f-5 under the  1940
Act, and on behalf  of and at the  direction of the Fund, the Board  hereby directs the  Custodian, and  the Custodian  hereby agrees,  to appoint  the
Delegate to  perform  only  those  duties  set  forth  in  this  Delegation
Agreement concerning the safekeeping of  each Fund's Assets in each of  the countries as  to  which  Custodian  has  reported  to  the  Fund  that  the
Custodian shall have appointed the Delegate to act pursuant to Rule  17f-5.
The Custodian is hereby authorized to take such actions, and to direct  the
Delegate to take such actions, on  behalf of or in the name of the Fund  as are reasonably  required  to discharge  its  duties under  this  Delegation
Agreement, including, without limitation, to cause the Fund's Assets to  be
placed  with  a  particular   Eligible  Foreign  Custodian  in   accordance
herewith. The  Fund  confirms  that its  Board  or investment  adviser  has considered and accepted the  Sovereign Risk and prevailing Country Risk  as part of its continuing investment decision process.

3.   Selection of Eligible  Foreign Custodian and Contract  Administration.
The Custodian shall direct the Delegate pursuant to a written agreement  to perform the  following duties  with respect  to the  selection of  Eligible
Foreign Custodians and  administration of  certain contracts governing  the
Fund's foreign custodial arrangements:

     (a)  Selection of  Eligible  Foreign  Custodian.  The  Delegate  shall place and maintain  the Fund's Assets  with an Eligible Foreign  Custodian;
provided that, the Delegate shall be required to determine that the  Fund's
Assets  will  be  subject  to  reasonable  care  based  on  the   standards
applicable to  custodians in  the relevant  market,  after considering  all factors relevant  to  the safekeeping  of  such assets,  including  without limitation:

               (i)  The    Eligible    Foreign    Custodian's    practices,
    procedures, and internal controls, including, but not limited to,  the
    physical  protections  available   for  certificated  securities   (if
    applicable),  the  controls  and  procedures  for  dealing  with   any
    Securities Depository, the  method of  keeping custodial records,  and the security and data protection practices;

              (ii) Whether  the   Eligible  Foreign   Custodian  has   the
    requisite financial  strength  to  provide  reasonable  care  for  the
    Fund's Assets;

              (iii)     The   Eligible    Foreign   Custodian's    general
    reputation and standing; and

              (iv) Whether the  Fund will  have jurisdiction  over and  be able to  enforce  judgments against  the Eligible  Foreign  Custodian, such as by  virtue of the  existence of any  offices of such  Eligible
    Foreign Custodian  in  the  United  States or  such  Eligible  Foreign
    Custodian's appointment  of an  agent for  service of  process in  the
    United States or consent to jurisdiction in the United States.

The  Delegate  shall  be  required  to  make  the  foregoing  determination consistent with  the  standard of  care  set forth  in  Section 9  of  this
Delegation Agreement.

     (b)  Contract Administration.  The Custodian  shall require  that  the
Delegate cause  that  the foreign  custody  arrangements with  an  Eligible
Foreign Custodian be governed by  a written contract that the Delegate  has determined will provide reasonable care for the Fund's Assets based on  the
standards  applicable   to  custodians   in  the   relevant  market   after
considering all factors  relevant to the  safekeeping of the Fund's  Assets as specified in Rule 17f-5(c)(1).  Each such contract shall, except as  set forth in  the last  paragraph of  this subsection  (b), include  provisions that provide:

               (i)  For indemnification or  insurance arrangements (or  any combination of the  foregoing) such that  the Fund will be  adequately protected against the risk of  loss of assets held in accordance  with such contract;

              (ii) That the  Fund's  Assets will  not  be subject  to  any right, charge, security interest, lien  or claim of any kind in  favor of the Eligible Foreign Custodian or its creditors, except a claim  of payment for their  safe custody or administration  or, in the case  of cash  deposits,  liens  or  rights  in  favor  of  creditors  of  such
    Custodian arising under bankruptcy, insolvency or similar laws;

              (iii)     That beneficial  ownership  of the  Fund's  Assets
    will be  freely transferable  without the  payment of  money or  value other than for safe custody or administration;

              (iv) That adequate  records will  be maintained  identifying the Fund's  Assets as  belonging to  the Fund or  as being  held by  a third party for the benefit of the Fund;

              (v)  That the Fund's independent public accountants will  be given access to those records described in (iv) above or  confirmation of the contents of such records; and

              (vi) That the Delegate  will receive  sufficient and  timely periodic reports  with  respect  to  the  safekeeping  of  the  Fund's
    Assets, including, but  not limited to,  notification of any  transfer to or  from the  Fund's account or  a third  party account  containing foreign assets held for the benefit of the Fund.

    The Custodian may permit in its agreement with the Delegate that  such contract may contain, in lieu of any or all of the provisions  specified in this Section 3(b), such other provisions that the Delegate determines  will provide, in  their  entirety, the  same  or a  greater  level of  care  and protection for  the Fund's  Assets as  the specified  provisions, in  their entirety.

    (c)   Limitation to  Delegated Selection.  Notwithstanding anything  in this Delegation  Agreement  to  the  contrary, the  agreement  between  the
Custodian and the Delegate may  provide that the duties under this  Section
3 shall apply only to Eligible Foreign Custodians selected by the  Delegate and shall not apply to any Eligible Foreign Custodian that the Delegate  is directed to use pursuant to Section 8 of this Delegation Agreement.

4.   Monitoring. The  Custodian  shall enter  into  an agreement  with  the
Delegate that requires  the Delegate to establish  a system to monitor  the appropriateness of  maintaining  each  Fund's  Assets  with  each  Eligible
Foreign Custodian  that  has  been selected  by  the Delegate  pursuant  to
Section 3  of this  Delegation Agreement.  The Custodian  shall direct  the
Delegate to  monitor the  continuing appropriateness  of  placement of  the
Fund's Assets  in accordance with  the criteria  established under  Section
3(a) of  this Delegation Agreement  and such  Eligible Foreign  Custodian's actual performance in accordance  with the written contract as provided  in
Section 3(b) of this  Delegation Agreement. The Custodian shall direct  the
Delegate  to  monitor  the  continuing  appropriateness  of  the   contract
governing  the  Fund's  arrangements   in  accordance  with  the   criteria
established under Section 3(b) of this Delegation Agreement.

5.   Reporting. The  Custodian  shall  enter  into an  agreement  with  the
Delegate providing that,  initially, prior to  the placement of the  Fund's
Assets with  each  Eligible Foreign  Custodian,  and thereafter,  at  least annually and  at  such  other  times  as the  Board  deems  reasonable  and appropriate based  on the  circumstances of  the  Fund's arrangements,  the
Delegate shall provide to the Board  of each Fund, or to the Custodian  for prompt provision  to such Board,  written reports  specifying placement  of the Fund's  Assets with  each Eligible  Foreign Custodian  selected by  the
Delegate pursuant  to Section  3  of this  Delegation Agreement  and  shall promptly report  as  to  any  material  changes  to  such  foreign  custody
arrangements.  Such   reporting  will   include  the   appropriateness   of
maintaining the Fund's Assets  with a particular custodian under  paragraph
(c)(1) of Rule  17f-5 and the performance  of the contract under  paragraph
(c)(2) of  Rule 17f-5.  The agreement may  provide that  the Delegate  will prepare such a report with  respect to any Eligible Foreign Custodian  that the Delegate has been instructed to  use pursuant to Section 8 only to  the extent specifically agreed with respect to the particular situation.

6.   Withdrawal of  Fund's  Assets.  The  Custodian  shall  enter  into  an agreement with  the Delegate  providing that,  if  the Delegate  determines that an arrangement with a specific Eligible Foreign Custodian selected  by the Delegate  consistent with  Section 3  of this  Delegation Agreement  no longer meets  the requirements  of said  Section,  Delegate shall  withdraw
each  Fund's  Assets  from   the  non-complying  arrangement  as  soon   as
reasonably practicable;  provided,  however,  that  if  in  the  reasonable judgment of the Delegate, such withdrawal would require liquidation of  any of the Fund's  Assets or  would materially impair  the liquidity, value  or other investment  characteristics of  the Fund's  Assets, it  shall be  the duty of  the  Delegate  to  provide information  regarding  the  particular circumstances and to  act only  in accordance with  Proper Instructions  of the Fund  or its  investment adviser with  respect to  such liquidation  or other withdrawal.

7.   Direction as  to  Eligible  Foreign  Custodian.  Notwithstanding  this
Delegation Agreement, the  Fund, acting through  its Board, its  investment adviser or its other authorized representative, may instruct the  Custodian to direct  the  Delegate to  place  and maintain  the  Fund's Assets  in  a particular  country  or  with  a  particular  Eligible  Foreign  Custodian, including without limitation with respect to investment in countries as  to
which  the  Delegate  reasonably  determines  that  it  will  not   provide
delegation services.  In the  event that  the Delegate  determines that  it will provide  delegation services  in such  country or  with such  Eligible
Foreign Custodian, the Custodian will comply with the provisions  otherwise set forth  in this  Delegation Agreement. In  the event  that the  Delegate reasonably determines that it will not provide delegation services in  such country or with such Eligible Foreign Custodian, the Custodian or  Delegate shall be entitled to rely on  any such instruction as a Proper  Instruction and shall have  no duties  or liabilities under  this Delegation  Agreement with  respect  to  such  arrangement  save  those  that  it  may  undertake specifically in writing with respect to each particular instance;  provided that this  Delegation  Agreement  and  the Custodian  Agreement  shall  not constitute the Custodian or the  Delegate as the exclusive delegate of  any of the Funds for purposes  of Rule 17f-5 and, particularly where  Custodian does not  agree  to  provide  fully  the  services  under  this  Delegation
Agreement and  the  Custodian  Agreement  to  a  Fund  with  respect  to  a particular  country,  the  Fund  may  delegate  such  services  to  another delegate pursuant to Rule 17f-5.

8.   Standard of Care.  In carrying  out its duties  under this  Delegation
Agreement, the Custodian agrees  to exercise reasonable care, prudence  and diligence such  as  a  person  having responsibility  for  safekeeping  the
Fund's Assets would exercise. In addition, the Custodian will enter into  a written agreement with  the Delegate  providing that, in  carrying out  its duties under its agreement  with the Custodian, the Delegate will  exercise
reasonable  care,  prudence   and  diligence  such   as  a  person   having
responsibility for safekeeping of the Fund's Assets would exercise.

9.   Liability  of  the  Custodian  for  Actions  of  Other  Persons.   The
Custodian shall be liable for the  actions or omissions of the Delegate  or
any  Eligible  Foreign  Custodian  (excluding  any  Securities   Depository
appointed by them) to the same extent as if such actions or  omissions were performed by  the  Custodian  itself,  except  as  provided  in  Section  8 hereunder. In  the  event  of  any  loss, damage  or  expense  suffered  or incurred by the Fund caused by  or resulting from the actions or  omissions of the  Delegate or  Eligible  Foreign Custodian  for which  the  Custodian would otherwise be liable, the Custodian shall promptly reimburse the  Fund in the amount of any such loss, damage or expense.

10.  Representations. The Custodian hereby represents and warrants that  it
is  a  U.S.  Bank  and  that  this  Delegation  Agreement  has  been   duly
authorized, executed and delivered by  the Custodian and is a legal,  valid
and  binding  agreement  of   the  Custodian  enforceable  against  it   in
accordance with its terms, except as such enforceability may be limited  by applicable bankruptcy laws and any other similar laws affecting the  rights and remedies  of  creditors  generally  and by  equitable  principles.  The
Custodian will  enter into  an agreement  with  the Delegate  in which  the
Delegate will represent  and warrant that  it is a  U.S. Bank and that  the agreement between the Custodian and the Delegate has been duly  authorized, executed and delivered by  the Delegate and is  a legal, valid and  binding agreement of the  Delegate enforceable  against it in  accordance with  its
terms,  except  as  such  enforceability  may  be  limited  by   applicable
bankruptcy laws  and  any  other  similar  laws affecting  the  rights  and remedies of creditors generally and by equitable principles.

     The Fund hereby represents and warrants that its Board has  determined that it is reasonable  to rely on the  Custodian to direct the Delegate  to perform the delegated  responsibilities provided for  herein and that  this
Delegation Agreement has  been duly authorized,  executed and delivered  by the Fund  and  is  a  legal,  valid  and  binding  agreement  of  the  Fund enforceable against  it  in  accordance  with  its terms,  except  as  such enforceability may be limited  by applicable bankruptcy laws and any  other similar laws affecting the  rights and remedies of creditors generally  and by equitable principles.

11.  Effectiveness;  termination.  This   Delegation  Agreement  shall   be
effective as  of the  date on which  this Delegation  Agreement shall  have been accepted by the  Custodian, as indicated by  the date set forth  below the Custodian's signature. This  Delegation Agreement may be terminated  at any time, without penalty, by written notice from the terminating party  to the non-terminating party. Such termination shall be effective on the  60th day following the  date on  which the non-terminating  party shall  receive the foregoing notice. The  foregoing to the contrary notwithstanding,  this
Delegation Agreement shall be  deemed to have been terminated  concurrently with the  termination  of  the  Custodian Agreement.  The  Custodian  shall terminate its  agreement  with the  Delegate  pursuant to  this  Delegation
Agreement concurrently with any termination of this Delegation Agreement.

12.  Notices.  Notices  and  other  communications  under  this  Delegation
Agreement are to  be made  in accordance with  the arrangements  designated for such purpose under  the Custodian Agreement unless otherwise  indicated
in a writing  referencing this  Delegation Agreement and  executed by  both parties.

13.  Definitions. Capitalized terms in  this Delegation Agreement have  the following meanings:

      a. Country Risk  -  shall mean,  with  respect to  the  acquisition, ownership, settlement  or custody of investments in a  jurisdiction, all risks  relating to, or arising  in consequence of, systemic  and markets factors affecting the acquisition, payment  for or ownership of investments including (a) the prevalence  of crime and corruption except for crime or corruption by  the Eligible Foreign Custodian or
      its  employees,  directors  or  officers,  (b)   the  inaccuracy  or
      unreliability of  business and  financial information (unrelated  to the Custodian's duties  imposed by Rule 17f-5(c) under the 1940  Act or to the duties imposed upon  it by Rule 17f-7 under the 1940 Act),
      (c) the instability or volatility of  banking and financial systems, or the  absence or inadequacy of  an infrastructure to support  such systems, (d) custody and settlement infrastructure  of the market in which  such  investments are  transacted  and  held, (e)  the  acts, omissions  and  operation of  any  Securities Depository,  it  being understood that this  provision shall not affect any liability  that the Custodian  otherwise would have under this Delegation  Agreement
      or   with   respect   to  foreign   subcustodians   and   securities
      depositories  under the  Custodian Agreement,  (f) the  risk of  the bankruptcy or  insolvency of banking agents, counterparties to  cash and securities transactions, registrars or transfer  agents, (g) the existence of  market conditions which prevent the orderly  execution or settlement of  transactions or which affect the value of  assets, and (h)  the laws relating  to the safekeeping  and recovery of  the
      Fund's  Assets  held  in  custody  pursuant  to  the  terms  of  the
      Custodian  Agreement; provided,  however, that,  in compliance  with
      Rule 17f-5,  neither Sovereign Risk  nor Country Risk shall  include the custody risk  of a particular Eligible Foreign Custodian of  the
      Fund's Assets.

      b. Eligible Foreign Custodian - shall have the meaning set forth  in
      Rule 17f-5(a)(1)  and shall  also include a  bank that qualifies  to serve  as  a  custodian of  assets  of  investment  companies  under
      Section 17(f) of the 1940 Act.

      c. Fund's  Assets  -  shall  mean  any  of  the  Fund's  investments
      (including  foreign  currencies) for  which  the primary  market  is outside the  United States,  and such cash  and cash equivalents  as are reasonably necessary  to effect the Fund's transactions in  such investments.

      d. Proper Instructions -  shall have  the meaning set  forth in  the
      Custodian Agreement.

      e. Securities Depository - shall  have the meaning for an  "Eligible
      Securities Depository" as set forth in Rule 17f-7.

      f. Sovereign Risk  - shall  mean, in  respect  of any  jurisdiction, including  the  United  States of  America,  where  investments  are acquired or  held hereunder  or under  the Custodian Agreement,  (a)
      any act  of war, terrorism,  riot, insurrection or civil  commotion,
      (b)  the  imposition of  any  investment, repatriation  or  exchange
      control  restrictions   by  any  governmental  authority,  (c)   the
      confiscation, expropriation  or nationalization  of any  investments by any governmental authority, whether de  facto or de jure, (d) any devaluation or  revaluation of the  currency, (e) the imposition  of taxes,  levies  or  other charges  affecting  investments,  (f)  any change  in  the  applicable  law,  or  (g)  any  other  economic  or political risk incurred or experienced that  is not directly related to  the economic  or financial  conditions of  the Eligible  Foreign
      Custodian,  except   as  otherwise   provided  in  this   Delegation
      Agreement or the Custodian Agreement.

      g. U. S.  Bank -  shall have  the  meaning set  forth in  Rule  17f-
      5(a)(7) under the 1940 Act.

14.  Governing Law  and Jurisdiction.  This Delegation  Agreement shall  be construed in  accordance  with the  laws  of the  State  of New  York.  The parties hereby submit to  the exclusive jurisdiction of the Federal  courts sitting in the State  of New York or  the Commonwealth of Massachusetts  or
of the state courts of either such State or such Commonwealth.

15.  Fees. The Custodian shall perform its functions under this  Delegation
Agreement for the  compensation determined  under the Custodian  Agreement.
Neither the Custodian nor the Delegate shall receive separate  compensation from the Fund for the performance  of the duties and services set forth  in this Delegation Agreement.

16.  Integration. This Delegation  Agreement supplements and/or amends  the
Custodian Agreement  with  respect  to  the  selection  and  monitoring  of
Eligible Foreign Custodians, the administration of contracts with  Eligible
Foreign  Custodians,  the  withdrawal  of  assets  from  Eligible   Foreign
Custodians and  the issuance  of reports  in connection  with such  duties;
provided that, in the event that there are any inconsistencies between  the
Delegation Agreement  and the Custodian  Agreement, the  provisions of  the
Delegation Agreement shall govern  for the purpose of compliance with  Rule
17f-5. The terms  of the  Custodian Agreement shall  apply generally as  to matters not  expressly  covered  in this  Delegation  Agreement,  including dealings with the  Eligible Foreign Custodians  in the course of  discharge of the  Custodian's  obligations under  the  Custodian Agreement,  and  the
Custodian's obligation to indemnify the  Fund as set forth in Section  5.06 of the  Custodian Agreement,  and the  Fund's obligation  to indemnify  the
Custodian as  set forth  in Section 5.03  of the  Custodian Agreement,  the terms of  which  are  incorporated  herein by  reference.  This  Delegation
Agreement supersedes  the  Foreign  Custody  Manager  Delegation  Agreement
dated _____, between the  Delegate and UMB BANK,  N. A., for and on  behalf of IVY FUND.

    IN WITNESS  WHEREOF,  each  of the  parties  hereto has  caused  this
Delegation Agreement  to be  duly  executed and  effective as  provided  in
Section 11 hereof.

IVY FUND                           UMB BANK, N.A.

By:  _____________________         By: __________________
Name:  Kristen A. Richards         Name:  Ralph R. Santoro
Title:  Vice President             Title:  Senior Vice President
Dated as of                        Dated as of: